                     OPPENHEIMER EMERGING TECHNOLOGIES FUND
                     Supplement dated August 3, 2001 to the
                       Prospectus dated February 14, 2001

The Prospectus is changed as follows:

1.       The Prospectus supplement dated April 12, 2001 is withdrawn.

2. The heading  "Temporary  Defensive  Investments"  on page 13 and the sentence  following it has been deleted and replaced with the following:

         Temporary Defensive and Interim Investments. In times of unstable adverse market or economic conditions, the Fund can invest up to 100% of its assets in temporary  investments that are inconsistent with the
         Fund's principal investment strategies.

3.  The paragraph heading "Portfolio Manager" under the section "How the Fund Is Managed" on page 14 and the paragraph following it are deleted and replaced with the following:

         Portfolio  Managers.  The portfolio  managers of the Fund are Bruce Bartlett and James F. Turner, II. They
         are the  persons  primarily  responsible  for the  day-to-day  management  of the  Fund's  portfolio.  Mr.
         Bartlett and Mr. Turner have been the Fund's  portfolio  managers since April 25, 2000 and March 26, 2001, respectively.  Mr.  Bartlett  has been a Senior Vice  President  of the  Manager  since July 1999 and Vice
         President of the Fund since April 2000. He is also an officer and portfolio  manager of other  Oppenheimer funds.  Prior to joining the Manager in 1995,  Mr.  Bartlett  was a Vice  President  and Senior  Portfolio
         Manager of First of America Investment Corporation.

         Mr.  Turner has been a Vice  President  of the Manager  since March 26, 2001 and a Vice  President  of the
         Fund since April  2001.  From May 2000  through  March 2001,  he was a  portfolio  manager for  Technology
         Crossover  Ventures.  From August 1999 through May 2000, he was an Assistant  Vice President and Associate
         Portfolio  Manager of the Manager and from October 1996 through  August 1999, he was a securities  analyst of the Manager.  Prior to joining the Manager in 1996,  he was a securities  analyst with First of America
         Investment  Corporation.

4.       The paragraph  captioned  "Class N Shares" under the heading "What Classes of Shares Does the Fund Offer?"
     on page 17 is revised by  deleting  the first  three  sentences  of that  section  and  replacing  it with the following sentence:

         If you buy Class N shares (available only through certain  retirement  plans),  you pay no sales charge at the time of purchase, but you will pay an annual asset-based sales charge.

5.   The following is added as the last paragraph  under the heading  entitled "How Can You Buy Class A Shares?" on page 19:

         Purchases by Certain  Retirement  Plans.  There is no initial  sales charge on purchases of Class A shares of any one or more  Oppenheimer  funds by  retirement  plans that have $10  million or more in plan assets and that have entered into a special  agreement  with the  Distributor.  The  Distributor  pays dealers of record  concessions in an amount equal to 0.25% of purchases by those  retirement  plans.  That concession will not be paid on purchases of shares by a retirement  plan made with the proceeds of the  redemption of
         Class N shares of one or more Oppenheimer funds held by the plan for more than eighteen (18) months.

6. The first and  second  sentences  of the  section  captioned  "Class A  Contingent  Deferred  Sales  Charge"  on
     page 20 are deleted and replaced with the following:

         There is no initial  sales charge on  non-retirement  plan  purchases of Class A shares of any one or more of the Oppenheimer  funds  aggregating $1 million or more, or for certain purchases by particular types of retirement  plans that were  permitted  to purchase  such shares  prior to March 1, 2001.  (After March 1,
         2001,  retirement  plans are not  permitted  to make  initial  purchases  of Class A shares  subject  to a contingent  deferred  sales  charge.)  The  Distributor  pays dealers of record  concessions  in an amount equal to 1.0% of purchases of $1 million or more other than by those grandfathered retirement accounts.

7.       The following  sentence in the section captioned "Class A Contingent  Deferred Sales Charge" on page 20 is deleted:

         That  concession  will not be paid on purchases of shares in amounts of $1 million or more  (including any right of accumulation) by a retirement plan that pays for
         the purchase with the redemption  proceeds of Class C shares of one or more Oppenheimer  funds held by the plan for more than one year.

8.   The following is added after "Can You Reduce Class A Sales Charges?" on page 21:

         Purchases by Certain  Retirement  Plans.  There is no initial  sales charge on purchases of Class A shares of any one or more  Oppenheimer  funds by  retirement  plans that have $10  million or more in plan assets and that have entered into a special  agreement with the  Distributor,  and by retirement  plans which are part of a  retirement  plan  product  or  platform  offered by certain  banks,  broker-dealers,  financial advisors,  insurance  companies or  recordkeepers  which have entered  into a special  agreement  with the
         Distributor.  There is no  contingent  deferred  sales  charge upon the  redemption  of such  shares.  The
         Distributor  currently  pays  dealers of record  concessions  in an amount  equal to 0.25% of the purchase price  of Class A shares  by those  retirement  plans  from its own  resources  at the time of sale.  That concession  will not be paid on  purchases  of  shares  by a  retirement  plan  made  with the  redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than (18) months.

9.       The first paragraph in "How Can You Buy Class N Shares?" on page 22 is revised to read as follows:

         Class N shares are offered only through  retirement  plans (including IRAs and 403(b) plans) that purchase
         $500,000  or more of Class N shares of one or more  Oppenheimer  funds or  through  retirement  plans (not including  IRAs  and  403(b)  plans)  that  have  assets  of  $500,000  or more  or 100 or  more  eligible participants.  See  "Availability of Class N shares" in the Statement of Additional  Information for other circumstances where Class N shares are available for purchase.

10. The  following is added to the end of the last  paragraph  under  "Distribution  and Service Plans for Class B,
     Class C and Class N Shares" on page 23:

         That sales  concession  on the sale of Class N shares will not be paid on (i)  purchases of Class N shares in amounts  of  $500,000  or more by a  retirement  plan that pays for the  purchase  with the  redemption proceeds  of Class C  shares  of one or more  Oppenheimer  funds  held by the plan for more  than one year
         (other than  rollovers  from an  OppenheimerFunds-sponsored  Pinnacle  or Ascender  401(k) plan to any IRA invested in the Oppenheimer  funds),  (ii) purchases of Class N shares in amounts of $500,000 or more by a retirement  plan that pays for the purchase with the redemption  proceeds of Class A shares of one or more
         Oppenheimer  funds (other than rollovers from an  OppenheimerFunds-sponsored  Pinnacle or Ascender  401(k)
         plan to any IRA  invested  in the  Oppenheimer  funds),  and  (iii) on  purchases  of Class N shares by an
         OppenheimerFunds - sponsored  Pinnacle or Ascender 401(k) plan made with the redemption  proceeds of Class
         A shares of one or more Oppenheimer funds.

11. The third  sentence of the  paragraph  under the  heading  "OppenheimerFunds  Internet  Web Site" on page 25 is revised to read as follows:

         To perform account  transactions or obtain account  information  online, you must first obtain a user I.D.
         and password on that website.

12. The heading "Are There Limitations On Exchanges?" on page 30 is deleted and replaced with the following:

         ARE THERE LIMITATIONS ON EXCHANGES? There are certain exchange policies you should be aware of:

                  o Shares are normally  redeemed from one fund and  purchased  from the other fund in the exchange transaction  on the same regular  business day on which the Transfer  Agent  receives an exchange request that conforms to the policies  described  above.  It must be received by the close of The
                  New York Stock Exchange that day, which is normally 4:00 P.M. but may be earlier on some days.

                 o The interests of the Fund's  long-term  shareholders  and its ability to manage its  investments may be  adversely  affected  when its  shares  are  repeatedly  bought  and sold in  response  to short-term  market  fluctuations--also  known as "market  timing." When large dollar  amounts are involved, the Fund may have difficulty  implementing long-term investment strategies,  because it cannot  predict  how much cash it will have to invest.  Market  timing also may force the Fund to sell  portfolio  securities  at  disadvantageous  times to raise the cash  needed to buy a market timer's Fund shares.  These factors may hurt the Fund's  performance and its  shareholders.  When the Manager  believes  frequent  trading would have a disruptive  effect on the Fund's ability to manage its  investments,  the Manager and the Fund may reject  purchase orders and exchanges into the Fund by any person, group or account that the Manager believes to be a market timer.

                 o The Fund may amend,  suspend or  terminate  the exchange  privilege  at any time.  The Fund will provide you notice whenever it is required to do so by applicable law.

                 o If the  Transfer  Agent  cannot  exchange  all the shares you request  because of a  restriction cited above, only the shares eligible for exchange will be exchanged.

13.  The last two  paragraphs  of the section  entitled  "Shareholder  Account  Rules and  Policies" on page 31 are deleted and replaced with the following:

          To avoid sending  duplicate  copies of materials to households,  the Fund will mail only one copy of each
          prospectus,   annual  and  semi-annual  report  and  annual  notice  of  the  Fund's  privacy  policy  to shareholders  having the same last name and address on the Fund's  records.  The  consolidation  of these mailings,  called  householding,  benefits  the Fund  through  reduced  mailing  expense.  If you want to receive multiple copies of these materials,  you may call the Transfer Agent at  1.800.525.7048.  You may also  notify the  Transfer  Agent in  writing.  Individual  copies of  prospectuses,  reports and privacy notices will be sent to you  commencing  30 days after the Transfer  Agent  receives your request to stop householding.

14.  The first and last  paragraphs of the section  entitled "How to Get More  Information"  on the prospectus back cover are revised to read as follows:

         You can request the Statement of Additional  Information,  the Annual and Semi-Annual  Reports, the notice explaining the Fund's privacy policy and other
         information about the Fund or your account:

         Information  about the Fund including the Statement of Additional  Information  can be reviewed and copied at the SEC's  Public  Reference  Room in  Washington,  D.C.  Information  on the  operation  of the Public
         Reference  Room may be  obtained  by calling  the SEC at  1.202.942.8090.  Reports  and other  information about the Fund are available on the EDGAR  database on the SEC's Internet  website at  http://www.sec.gov.
         Copies may be obtained  after  payment of a  duplicating  fee by  electronic  request at the SEC's  e-mail address:  publicinfo@sec.gov  or by  writing  to the SEC's  Public  Reference  Section,  Washington,  D.C.
         20549-0102.

August 3, 2001                                                                                    765PS008